UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 16, 2009
BLUEGREEN CORPORATION
(Exact name of registrant as specified in its charter)
Massachusetts
(State or other jurisdiction of incorporation)

001-09292	03-0300793

(Commission File Number)	(IRS Employer Identification No,)
4960 Conference Way North, Suite 100, Boca Raton, Florida 33431
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (561) 912-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 16, 2009, BFC Financial Corporation (“BFC”), indirectly through a wholly-owned subsidiary, purchased approximately 7.4 million shares of our common stock from Central Florida Investments, Inc. (“CFI”) for an aggregate purchase price of approximately $23 million. A portion of the purchase price will be held in escrow to be used toward the payment of any obligation that CFI is determined to have to us in connection with a pending Section 16(b) legal action against CFI and its affiliates. As a result of the share purchase, BFC now owns approximately 16.9 million shares, or approximately 52%, of our issued and outstanding common stock. Prior to the purchase, BFC owned approximately 9.5 million shares, or approximately 29%, of our issued and outstanding common stock. Alan B. Levan and John E. Abdo, our Chairman and Vice Chairman, respectively, may be deemed to control BFC and serve as Chairman, Chief Executive Officer and President of BFC and Vice Chairman of BFC, respectively.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGREEN CORPORATION
Date: November 18, 2009	By:	/s/ Anthony M. Puleo
Anthony M. Puleo,
Senior Vice President, Chief Financial Officer and Treasurer

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